Exhibit 23


Deloitte & Touche LLP
50 Fremont Street                         Telephone: (415) 783-4000
San Francisco, California 94105-2230      Facsimile: (415) 783-4329



To the Board of Directors and Shareholders of The Gap, Inc.:

We consent to the incorporation by reference in the following Registration Statements on Form S-8: No. 2-72586, No. 2-60029, No. 33-39089, No. 33-40505,
No. 33-54686, No. 33-54688, No. 33-54690, No. 33-56021, No. 333-00417,
No. 333-12337, No. 333-36265, No. 333-68285, No. 333-72921, No. 333-76523, and
Registration Statement No. 333-70991 on Form S-3 of our report dated February 23, 2000, appearing in this Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended January 29, 2000.


/s/ Deloitte & Touche LLP

San Francisco, California
March 31, 2000
Deloitte Touche
Tohmatsu